EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-30185, Form S-8 POS (as amended) No. 333-74451, Form S-8 No. 333-105454 and Form S-3 No. 333-112682) of Playboy Enterprises, Inc. and in the related prospectuses of our report dated February 10, 2004, with respect to the consolidated financial statements and financial statement schedule of Playboy Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Chicago, Illinois
March 11, 2004